SECURITIES PURCHASE AGREEMENT
SECURITIES PURCHASE AGREEMENT (the \"Agreement\"), dated as of October 31, 2007, by and among Averion International Corp., a Delaware corporation, with principal offices located at 225 Turnpike Road, Southborough, Massachusetts 01772 (the \"Company\"), and the investors listed on the Schedule of Buyers attached hereto (each, a \"Buyer\" and, collectively, the \"Buyers\"). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.
WHEREAS:
A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (\"Regulation D\") as promulgated by the United States Securities and Exchange Commission (the \"SEC\") under the Securities Act of 1933, as amended (the \"1933 Act\").
B. The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement:
(1) Secured senior notes, in the form attached as Exhibit A, in the aggregate principal amount of $26,000,000 as follows: (a) $24,000,000 in the aggregate principal amount of Notes (the \"Initial Notes\") shall be purchased by the Buyers on the Initial Closing Date (as defined below); and (ii) $2,000,000 in the aggregate principal amount of Notes (the \"Additional Notes\" and together with the Initial Notes and with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the \"Notes\") shall be purchased by the Buyers on the Additional Closing Date (as defined below) for a total aggregate principal amount of Notes equal to $26,000,000; and
(2) Shares of Common Stock as set forth on the Schedule of Buyers (the \"Shares\") which shall be issued at the Initial Closing and the Additional Closing in proportion to the principal amount of Notes purchased at the applicable Closing.
C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the \"Registration Rights Agreement\"), pursuant to which the Company agrees to provide certain registration rights under the 1933 Act, with respect to the Shares.
D. Contemporaneously with the execution and delivery of this Agreement, the Company and its Subsidiaries are executing and delivering a Security Agreement, in the form attached as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the \"Security Agreement\"), in favor of the Collateral Agent (as defined in the Security Agreement), for the benefit of the Buyers, pursuant to which the Company and its Subsidiaries will agree to provide the Collateral Agent (as defined in the Security Agreement), as agent for the Buyers, with security interests in substantially all of the material assets of the Company and its Subsidiaries.
E. Within fifteen (15) Business Days after the Initial Closing, the Company will execute and deliver one or more fully executed Deposit Account Control Agreements, in the form requested by each applicable financial institution and reasonably acceptable to the Collateral Agent (the \"Account Control Agreements\"), pursuant to which the Company and each of its Subsidiaries that maintain bank, brokerage or other similar accounts will agree to provide the Collateral Agent with \"control\" of such accounts.
F. Contemporaneously with the Initial Closing, each of the Company's Subsidiaries will execute and deliver a Guaranty, in the form attached hereto as Exhibit D (as the same may be amended, supplemented, restated or modified and in effect from time to time, the \"Guaranty\"), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantees added after the Closing, being referred to herein as the \"Guarantees\").
G. Contemporaneously with the Initial Closing, the Company and each of its Subsidiaries will each execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit E (each, a \"Pledge Agreement\"), pursuant to which the Company and each such Subsidiary will agree to pledge all of the capital stock or other equity interests in the Subsidiaries and their Affiliates that it directly owns to the Buyers as collateral for the Notes.
H. Subject to the full execution of this Agreement, the Company and the holder of all of the issued and outstanding Capital Stock of Hesperion Ltd., a Swiss corporation (\"Hesperion\") shall, concurrently therewith, enter into a Securities Purchase Agreement dated October 31, 2007 in substantially the form attached as Exhibit F hereto (the \"Hesperion Acquisition Agreement\"), pursuant to which, on the Acquisition Closing Date, the Company will acquire all of the issued Capital Stock of Hesperion for an aggregate purchase price of
(euro)25,000,000 (the \"Hesperion Acquisition\").
NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:
1.     PURCHASE AND SALE OF NOTES AND SHARES.
a. Purchase and Sale of Notes and Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer and each Buyer each Buyer severally agrees to purchase from the Company the Notes in two (2) closings as follows:
(i) On the Initial Closing Date, each Buyer shall purchase (a) Initial Notes in the respective principal amounts set forth opposite such Buyer's name on the Schedule of Buyers, which Initial Notes shall be issued to the Buyers on the Initial Closing Date; and (b) the number of Shares next to such Buyer's name on the Schedule of Buyers, which shall be issued to such Buyer on the Initial Closing Date. The purchase price (the \"Initial Purchase Price\") for the Initial Notes and the related Shares purchased by each Buyer shall be as set forth opposite such Buyer's name on the Schedule of Buyers (representing an aggregate purchase price of $24,000,000 for the Initial Notes and Shares to be purchased by the Buyers at the Initial Closing); and
(ii) On the Additional Closing Date, each Buyer shall purchase (a) Additional Notes in the respective principal amounts set forth opposite such Buyer's name on the Schedule of Buyers, which Additional Notes shall be issued to the Buyers on the Additional Closing Date, and (b) the number of Shares next to such Buyer's name on the Schedule of Buyers, which shall be issued to such Buyer on the Additional Closing Date. The purchase price (the \"Additional Purchase Price\" and together with the Initial Purchase Price, the \"Purchase Price\") for the Additional Notes purchased by each Buyer shall be as set forth opposite such Buyer's name on the Schedule of Buyers (representing an aggregate purchase price of $2,000,000 for the Additional Notes to be purchased by the Buyers at the Additional Closing.
b.     Closing Dates.
(i) The date and time of the initial closing (the \"Initial Closing\") shall be 10:00 a.m., New York City time, on the Acquisition Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8(a) (or such later or earlier date as is mutually agreed to by the Company and the Buyers) (the \"Initial Closing Date\"). The Initial Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California 92101, or at such other place as the Company and Buyers may collectively designate in writing.
(ii) The date and time of the additional closing (the \"Additional Closing\") shall be 10:00 a.m., New York City time, on the date that is within thirty (30) calendar days from the Initial Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8(a) (or such later date as is mutually agreed to by the Company and the Buyers) (the \"Additional Closing Date,\" each of the Initial Closing Date and the Additional Closing Date being referred to herein as a \"Closing Date\"). The Additional Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California 92101, or at such other place as the Company and Buyers may collectively designate in writing.
For purposes of this Agreement, each Buyer's \"Allocation Percentage\" shall be
(i) with respect to each Closing Date, the quotient of (a) the total original aggregate principal amount of Notes purchased by such Buyer at such Closing, divided by (b) the total original aggregate principal amount of all Notes purchased at such Closing; and (ii) with respect to all Notes purchased pursuant to this Agreement, the quotient of (a) the total original aggregate principal amount of all Notes purchased by such Buyer pursuant to this Agreement, divided by (b) the total original aggregate principal amount of all Notes purchased pursuant to this Agreement.
c. Form of Payment and Delivery of Shares. On each Closing Date, (i) each Buyer shall pay to the Company an amount equal to the principal amount of the Notes such Buyer is to purchase as of such Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions (less any amount deducted and paid in accordance with Section 4(h)), and (ii) the Company shall deliver (or cause its transfer agent to deliver) to each Buyer (i) a Note (or Notes in the principal amounts as such Buyer shall request) representing the original principal amount of the Notes that such Buyer is purchasing hereunder on such Closing Date, and (ii) Share Certificates for the Shares to be issued to such Buyer on such Closing Date as provided on the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
d. Fractional Shares. No fractional shares of Common Stock are to be issued pursuant to this Section 1, but rather the number of shares of Common Stock to be issued pursuant to this Section 1 shall be rounded up to the nearest whole number.
e. Currency; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 10(f) of this Agreement. All references herein and in each of the other Transaction Documents to \"dollars\" or \"$\" shall mean the lawful money of the United States of America. Any amounts payable pursuant to this Agreement that are not paid when due, after the expiration of all notice and cure periods set forth herein, shall bear interest at the rate equal to the lesser of (i) 2.0% per month, prorated for partial months, and (ii) the highest lawful interest rate.
2.     BUYER'S REPRESENTATIONS AND WARRANTIES.
Each Buyer represents and warrants, as of the date of this Agreement and as of each Closing Date, with respect to only itself, that:
a. Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) and the Shares purchased by such Buyer hereunder (the Notes, the Guarantees and the Shares being collectively referred to herein as the \"Securities\"), for such Buyer's own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
b. Accredited Investor Status. Such Buyer is an \"accredited investor\" as that term is defined in Rule 501(a) of Regulation D.
c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 10(l) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk and that it has reviewed the Company's SEC Documents and the disclosures contained therein, including, without limitation, that set forth under the heading \"Risk Factors.\" Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (\"Rule 144\"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.
g. Legends. Such Buyer understands that, except as set forth below, the Share Certificates and the certificates or other instruments representing the Notes shall bear a restrictive legend in the following form (the \"1933 Act Legend\") (and a stop-transfer order may be placed against transfer of such Share Certificates):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.
THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR
(B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if (i) such Securities are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.
h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms. The Security Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated hereby as of the applicable Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of such Closing and will be valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.
i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
j. No Other Agreements. As of the applicable Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants, as of the date of this Agreement as of each Closing Date, to each Buyer, that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer:
a. Organization and Qualification; Subsidiaries. The Company was formed on April 22, 2002. Set forth in Schedule 3(a) is a true and correct list of the Company's Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of its Subsidiaries. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person.
b. Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Notes, the Guarantees and the Shares to be issued at each Closing, have been duly authorized by the respective boards of directors (or a committee thereof), members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and each of its Subsidiaries and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity. As of each Closing, the Transaction Documents dated after the date of this Agreement shall have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto and shall constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity.
c. Capitalization. The authorized Capital Stock of the Company consists of 750,000,000 shares of Common Stock, of which:
(i) 498,754,329 shares are issued and outstanding; provided, however, that as of the Initial Closing Date;
(ii) 100,000,000 shares are reserved for issuance pursuant to the Company's stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the \"Equity Plans\"), including 40,311,056 shares issuable pursuant to outstanding awards under the Equity Plans; and
(iii) 3,290,666 shares are reserved for issuance pursuant the Company's outstanding warrants described on Schedule 3(c)(iii) (the \"Warrants\");
(iv) 125,000 shares of Common Stock reserved for issuance to Lippert/Heilshorn & Associates on December 31, 2007 (subject to Lippert/Heilshorn & Associates continuing to provide services to the Company as its investor relations firm); and
(v) 4,285,714 shares of Common Stock reserved for issuance to Millennix, Inc. on January 1, 2009 (subject to Gene Resnick remaining an employee through such issuance date) pursuant to that certain Asset Purchase Agreement dated November 9, 2005 (as amended on September 6, 2006), related to the purchase of the assets of Millennix, Inc.
No shares of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance with respect to the Warrants and under the Equity Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.
Except as set forth on Schedule 3(c):
(1) no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;
(2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;
(3) to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement, the registration rights set forth in the Company's SEC Documents, including registration rights agreements entered dated July 31, 2006, November 9, 2005 and the registration rights given to the investors in the Company's October 17, 2006 financing or such other rights as shall have been waived or terminated prior to the Closing);
(4) other than the Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of its Subsidiaries or, to the Company's Knowledge, any holder of the Company's Capital Stock is a party;
(5) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;
(6) the Company does not have any stock appreciation rights or \"phantom stock\" plans or agreements or any similar plan or agreement; and
(7) to the Company's Knowledge, no officer or director of the Company or beneficial owner of any of the Company's outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.
The Company has furnished to each Buyer, or, with respect to (Z) below, will furnish within five (5) Business Days of the closing of the transaction contemplated in the Hesperion Transaction Documents, true and correct copies of:

(X) The Company's Certificate of Incorporation, as amended and in effect (the \"Certificate of Incorporation\");
(Y)     The Company's Bylaws, as amended and in effect (the \"Bylaws\"); and
(Z) The Hesperion Transaction Documents, executed by all parties thereto, and all amendments, modifications or supplements thereto.
All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.
d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and Liens with respect to the issuance thereof and entitled to the rights set forth therein. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.
e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:
(i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;
(ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which any such Person is a party or by which such Person is bound; or
(iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.
Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filings and listings expressly contemplated by the Registration Rights Agreement, the filing of instruments to perfect security interests and as set forth in Schedule 3(e), neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.
f.     SEC Documents; Financial Statements.
(i) Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the \"SEC Documents\" and the Company's consolidated balance sheet as of June 30, 2007, as included in the Company's quarterly report on Form 10-QSB for the period then ended, as filed with the SEC on August 14, 2007, being referred to herein as the \"Most Recent Balance Sheet\"). Each of the SEC Documents was filed with the SEC via the SEC's EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC's EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.
(ii) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).
(iii) Since December 31, 2006, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company's Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.
(iv) Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.
(v) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company's most recently filed annual report on Form 10-KSB (the \"Audit Opinion\") is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company's consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.
(vi) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.
(vii) Since December 31, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.
(viii) The Company is not a \"shell company\" (as defined in Rule 12b-2 under the 1934 Act).
(ix) A pro forma consolidated balance sheet of the Company and its Subsidiaries and the pro forma capitalization of the Company, in each case as of the Most Recent Balance Sheet, and giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents as if they occurred on the Initial Closing Date will be filed with the SEC in an amendment to the Announcing Form 8-K (defined below) within seventy five (75) days following the Initial Closing Date, the applicable time period given by the SEC to file such information (collectively, the \"Pro Forma Financial Information\"). The Pro Forma Financial Information (i) will be prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions, (ii) will be based upon financial information prepared in accordance with GAAP, (iii) will be consistent with the books and records of the Company and its Subsidiaries (which are true, accurate and complete), and (iv) will fairly present such information as of the dates presented in accordance with GAAP.
g. Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.
(i) Except for as set forth in the SEC Documents, the Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, \"Sarbanes-Oxley\").
(ii) Since December 31, 2006, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
(iii) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.
(iv) Except as set forth in the SEC Documents, the Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and GAAP consistently applied. Except as set forth in the SEC Documents, The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(v) The Company has timely filed and made publicly available on the SEC's EDGAR system no less than five (5) Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.
(vi) Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act. Except as set forth in the SEC Documents, such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms and (B) is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
(vii) Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act. As set forth in the SEC Documents, such internal control over financial reporting contains material weaknesses.
h. Absence of Certain Changes. Since December 31, 2006, neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.
i.     Absence of Litigation.   Except as set forth on Schedule 3(i), (i) there
has at no time been any action, suit, proceeding, inquiry or investigation (\"Litigation\") before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their assets, and (ii) to the Company's Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed on Schedule 3(i) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
j. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2006, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except
(A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the applicable Closing Date under the Notes and the other Transaction Documents, or (D) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.
k. Acknowledgment Regarding Buyers' Purchase of Notes and Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.
l. No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.
m. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any other regulatory or self-regulatory authority.
n. Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Initial Closing will relate, to such employee's relationship with the Company and neither the Company nor any of its Subsidiaries is or following the Initial Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual's employment with the Company. Such individuals constitute all of the employees necessary to conduct the Company's business as presently conducted and as proposed to be conducted (as described to Buyers prior to the date hereof). Except as set forth on
Schedule 3(n), to the Knowledge of the Company no such individual is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), to the Company's Knowledge the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3(n), the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).
o. Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, \"Intellectual Property\") necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(o), to the Company's Knowledge (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, except to the extent such termination could not and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there has been no infringement by the Company or any of its Subsidiaries or any of the Company's or any of its Subsidiaries' licensors or licensees of any Intellectual Property rights of others, (iii) there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding against or being threatened against, the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or being threatened against the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.
p. Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all, and has not violated any, Environmental Laws (as defined below), (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.
q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. All of the Company's insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company's current cost of such insurance.
r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (\"Permits\"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries to conduct their respective businesses.
s. Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the \"Principal Market;\" provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange or automated quotation system, the \"Principal Market\" shall mean such national securities exchange) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2006, (i) the Company's Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.
t. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a \"United States real property holding corporation\" (\"USRPHC\") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
u. Transactions With Affiliates. Except as set forth on Schedule 3(u) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.
v. Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company's issuance of the Securities in accordance with the terms hereof and any Buyer's ownership and voting (in the case of the Shares) of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
w. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
x. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance at the Closings, rank senior to all other Indebtedness of the Company or any of its Subsidiaries (in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(x), (i) neither the Company nor any of its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness (as defined below),
(ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens and that created by the Security Agreement, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets, other than under the Security Agreement.
y. Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(y) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the \"Real Property\"), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(y) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except master leases affiliated with any sub leases, easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(y) (the \"Real Property Leases\"). Except as set forth in Schedule 3(y), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(y), neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company's or any of its Subsidiaries' interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.
z. Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the \"Assets\"), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company's and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.
aa.     No Materially Adverse Contracts, Etc.  The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that has, has had, or could reasonably be expected in the future to have, a Material Adverse Effect.
bb.     Investment Company.  The Company is not, and upon each Closing will not be, an \"investment company,\" a company controlled by an \"investment company,\" or an \"affiliated person\" of, or \"promoter\" or \"principal underwriter\" for, an \"investment company,\" as such terms are defined in the Investment Company Act.
cc.     Stock Options.  Except as set forth on Schedule 3(cc), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).
dd.     Clinical Services.  The contract research services provided by each of the Company and its Subsidiaries is provided in compliance in all material respects with all applicable Laws, including, without limitation, all applicable FDA rules, regulations and requirements and all rules, regulations and requirements of comparable foreign Governmental Entities.
4.     AFFIRMATIVE COVENANTS.
a. Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.
b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on such Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States.
c. Reporting Status. During the period commencing on the date of this Agreement and ending on the first date after the Initial Closing Date that is the latest of (i) the date that is two years after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which no Notes remain outstanding, (iii) the date that is the last day on which any Shares may be issued hereunder, and (iv) the date on which the Security Agreement has been terminated (the period ending on such latest date, the \"Reporting Period\"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.
d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Shares first, to pay expenses and commissions related to the sale of the Securities, second, to fund the Hesperion Acquisition, and third, for general working capital needs.
e. Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a \"Periodic Report\"), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg or other nationally recognized media outlet, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
f. Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to: